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                                                            EXHIBIT 23.2
                                                            ------------

                       CONSENT OF DELOITTE & TOUCHE LLP

       We consent to the incorporation by reference in this Registration Statement of Paymentech, Inc. on Form S-4 of our report on the consolidated financial statements of GENSAR Holdings Inc. and subsidiaries dated June 13, 1996, appearing in Form 8-K/A of Paymentech, Inc. dated October 18, 1996.

       We also consent to the references to us under the heading "Experts" in such Registration Statement.



Deloitte & Touche LLP
Tampa, Florida

January 26, 1998